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                                                                  EXHIBIT 5



                                   SIDLEY & AUSTIN
                               ONE FIRST NATIONAL PLAZA
                               CHICAGO, ILLINOIS  60603
                                   (312) 853-7000



                                     May 22, 1998




Telephone and Data Systems, Inc.
Suite 4000
30 North LaSalle Street
Chicago, Illinois  60602

          Re:  Telephone and Data Systems, Inc.
               REGISTRATION STATEMENT ON FORM S-3


Gentlemen:

          We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the "Company"), and have represented the Company in connection with the Post-Effective Amendment No. 1 (the "Amendment") to the Company's Registration Statements on Form S-3, Registration Nos. 33-8857 and 33-59435 (the "Registration Statements"), being filed by the Company with the Securities and Exchange Commission pursuant to Rule 414 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statements relate to the offer and sale of (i) up to 337,500 Series A Common Shares, par value $0.01 per share ("Series A Shares"), of the Company pursuant to the Series A Common Share Automatic Dividend Reinvestment Plan (the "Series A Plan"), and (ii) up to 500,000 Common Shares, par value $0.01 per share (the "Common Shares"), of the Company pursuant to the Telephone and Data Systems, Inc. Common Share Automatic Dividend Reinvestment and Stock Purchase Plan (the "Common Share Plan").

          In rendering this opinion, we have examined and relied upon a copy of the Series A Plan, the Common Share Plan, the Amendment, the Registration Statements and the Prospectus related to each of the Series A Plan and the Common Share Plan. We have also examined and relied upon originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

      Based on the foregoing, we are of the opinion that:

      1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2. Each Series A Share will be legally issued, fully paid and nonassessable when: (i) the Amendment shall have become effective under the Securities Act; (ii) such Series A Share shall have been duly issued and sold in the manner contemplated by the Series A Plan; and (iii) a certificate representing such Series A Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof (not less than the par value thereof) against payment of the agreed consideration therefor in accordance with the terms of the Series A Plan.

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Telephone and Data Systems, Inc.
May 22, 1998
Page 2


          3. Each Common Share will be legally issued, fully paid and nonassessable when: (i) the Amendment shall have become effective under the Securities Act; (ii) such Common Share shall have been duly issued and sold in the manner contemplated by the Common Share Plan; and (iii) a certificate representing such Common Share shall have been duly executed, countersigned and registered and duly delivered to the purchaser thereof (not less than the par value thereof) against payment of the agreed consideration therefor in accordance with the terms of the Common Share Plan.

          This opinion is limited to the General Corporation Law of the State of Delaware and to the Securities Act. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Shares.

          The Company is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of the voting trust and a director of the Company and certain subsidiaries of the Company, Michael G. Hron, the Secretary of the Company and certain subsidiaries of the Company, William S. DeCarlo, the Assistant Secretary of the Company and certain subsidiaries of the Company, Stephen P. Fitzell, the Secretary of certain subsidiaries of the Company, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of the Company, are partners of this Firm.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm in or made a part of the Registration Statement.

                              Very truly yours,



                              SIDLEY & AUSTIN